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                                                                     EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT
                           DATED AS OF MARCH 6, 2000
                        (THE "STOCK PURCHASE AGREEMENT")
                                 BY AND BETWEEN
                             ZEMEX U.S. CORPORATION
                                   ("SELLER")
                      NORTH AMERICAN HOGANAS HOLDINGS, INC.
                                    ("BUYER")
                                PYRON CORPORATION
                                    ("PYRON")
                                       AND
                            PYRON METAL POWDERS, INC.
                                ("METAL POWDERS")

                            DATED AS OF APRIL 7, 2000

I.   CALCULATION OF CLOSING PURCHASE PRICE TO BE PAID BY THE BUYER AT THE
     CLOSING:

     A.   Base Purchase Price                                                             US$ 40,576,000
     B.   Adjustment pursuant to Section 2(c)(ii)(A):
          1.   Net Assets of the Companies @ 12/31/33 per
               Audited Balance Sheet                                      22,689,063
                                    LESS
          2.   Net Asset Reference Amount                                (21,725,950)
                                                                         ===========
          3.   Subtotal                                                      963,113             963,113
                                                                                                 =======
          4.   CLOSING PURCHASE PRICE (see Item V.A below)                                US$ 41,539,113

II.  BUYER'S PAYMENTS IN RESPECT OF CLOSING PURCHASE PRICE AT CLOSING

     A.   Buyer's Payment to the Seller

          1.   Portion of Closing  Purchase Price to be
               paid by the Buyer to the Seller at Closing
               per Section 2(b) of the Stock Purchase
               Agreement (90% of I.B.4 above)                             37,385,202

                                    LESS
          2.   Amount of Greenback  Escrow Deposit per Item V.B             (200,000)
               below                                                      ==========
          3.                                                              37,185,202
          4.   Net amount of Closing Purchase Price to be paid
               by the Buyer to the Seller at Closing                                      US$ 37,185,202

     B.   Buyer's Payment to Escrow Agent
               Portion of Closing Purchase Price to be deposited by the Buyer with the Escrow Agent at Closing per Section 2(b) of the


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
               Stock Purchase Agreement (10% of I.B.4. above)                       US$ 4,153,911

     C.   Buyer's Payment to Counsel to ACuPowder as escrow agent with
          respect to the Greenback Escrow Deposit per Item V.B below                US$   200,000



III. CALCULATION OF CLOSING DATE INTEREST PAYMENT BY THE BUYER AT CLOSING

       A              B             C              D                    E                 F
    LIBO Rate     LIBO Rate     Daily LIBO       No. of              Closing          Interest
      Period                       Rate         Interest             Purchase         Adjustment
                                  (B/360)      Accrual Days            Price         Amount for
                                                In Period               ($)          Period ($)
    Feb. 1 -
    Mar. 1         5.90813%      0.016411%         30              41,539,113.00      204,515.40

    Mar. 2 -
    Mar. 31        5.93500%      0.016486          30              41,539,113.00      205,445.53

    Apr. 1 -
    Apr. 10        6.13188%      0.017033          10              41,539,113.00       70,741.11
                                                                                      ==========
   (see Item V.C
    below)                                                                            480,702.04

    CLOSING DATE INTEREST PAYMENT TO BE PAID BY THE BUYER TO THE SELLER AT THE
    CLOSING PURSUANT TO SECTION 2(d)(ii) OF THE STOCK PURCHASE AGREEMENT:                           US$ 480,702.04

IV.  PAYMENT OF PRE-CLOSING SELLER COSTS BY PYRON AT CLOSING (SEE ITEM V.A
     BELOW)

    A.    Pre-Closing Seller Costs payable by Pyron, per
          Pre-Closing Seller Cost Statement                                                         US$ 224,485.76
    B.    Pre-Closing Seller Costs payable by Metal Powders, per
          Pre-Closing Seller Cost Statement                                                              27,319.04

                            LESS

    C.    Net liabilities of the Companies as of 12/31/99 not
          reflected on Audited  Balance Sheet, as described in Annex
          I hereto (see Item V.D below)                                                                 (11,227.07)
                                                                                                        ==========
    D.    TOTAL PRE-CLOSING SELLER COSTS PAYABLE BY PYRON AT CLOSING                                US$ 240,577.73

V.   AMENDED TERMS AND SPECIAL STIPULATIONS

A. The Contract Parties have agreed that, in lieu of the Purchase Price Adjustment provided for in Section 2(c)(ii)(B) of the Stock Purchase Agreement, the Pre-Closing Seller Costs incurred by the Seller on behalf of each of Pyron and Metal Powders, as set forth on the Pre-Closing Seller Cost Statement, shall be paid to Zemex directly by


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     Pyron on behalf of Pyron and Pyron Metal Powders at the Closing. The
     Contract Parties hereby further agree that, for purposes of the second sentence of Section 5(h) of the Stock Purchase Agreement, the Pre-Closing Seller Costs set forth on the Pre-Closing Seller Cost Statement (1) shall be deemed to have been invoiced to the Companies by the delivery of the Pre-Closing Seller Cost Statement to the Companies, which delivery is hereby acknowledged by each of the Companies, and (2) shall be settled as a result of the payment thereof as provided by Item IV of this Closing Statement and Amendment, rather than as a result of and as part of the Purchase Price Adjustment pursuant to Section 2(c)(ii) of the Stock Purchase Agreement.


B. The Contract Parties agree that the Buyer shall, on behalf of the Seller, pay US$ 200,000 from the Closing Purchase Price at the Closing (the "Greenback Escrow Deposit") to Pitney, Hardin, Kip & Szuch LLP as escrow agent under the letter agreement dated April 10, 2000 between the Seller, ACuPowder, Metal Powders, the Buyer and Pitney, Hardin, Kip & Szuch LLP as escrow agent (the "Greenback Escrow Agreement"). The Contract Parties agree that the Greenback Escrow Deposit, together with earnings and other investment proceeds thereon, shall be deposited, held, invested and disbursed in accordance with the Greenback Escrow Agreement.


C. The Closing Date is hereby stipulated by the Contract Parties to be April 7, 2000. Due to a delay in funds transfers relating to the Closing Purchase Price, the Contract Parties hereby agree that the Closing Date Interest Payment shall be computed for the period from and including February 1, 2000 through and including April 10, 2000.


D. The Contract Parties have agreed that the net liabilities of the Companies as of 12/31/99 in the aggregate amount of US$ 11,227.07 described in Annex I hereto, which are not reflected in the Audited Balance Sheet, shall be deducted from the Pre-Closing Seller Costs to be paid by Pyron on behalf of Pyron and Metal Powders on the Closing Date, rather than be made the subject of a post-Closing Purchase Price Adjustment pursuant to Section 2(g) of the Stock Purchase Agreement. The Contract Parties hereby agree that: (i) the reduction in the Pre-Closing Seller Costs made pursuant to
     Item IV.C of this Closing Statement and Amendment shall be deemed to be a Purchase Price Adjustment pursuant to Section 2 of the Stock Purchase Agreement for all purposes of the Stock Purchase Agreement; (ii) none of the liabilities or assets included in the aforesaid sum of US$ 11,227.07 shall be the subject of any other Purchase Price Adjustment, including any post-Closing Purchase Price Adjustment pursuant to Section 2(g); and (iii) for purposes of Section 2 of the Stock Purchase Agreement, the Audited Balance Sheet shall be deemed amended to incorporate and reflect therein the amount of the liabilities and assets described in Annex I hereto.


E. Section 2(d)(i) of the Stock Purchase Agreement is hereby amended so that the last clause thereof, following the words ("Closing Date")," shall read as follows: "and be deemed by the Buyer and the Seller for accounting purposes to be effective as of the close of business on the Business Day immediately preceding the Closing Date."


F. The Stock Purchase Agreement shall be deemed to be amended as and to the extent necessary to incorporate the terms set forth in the preceding paragraphs of this Item V and to conform any terms of the Stock Purchase Agreement that are inconsistent with

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     the terms of this Item V. The terms of the Stock Purchase Agreement, as so amended, are hereby ratified, confirmed and continued by the Contract Parties.


G. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement unless otherwise provided herein.


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     IN WITNESS WHEREOF, the Buyer, the Seller, Pyron and Metal Powders have executed and delivered this Closing Statement and Amendment as of the date first referenced above.


                                   THE BUYER:

                                   NORTH AMERICAN HOGANAS HOLDINGS, INC.


                                   By: /s/ Ulf Holmquist
                                       ------------------------
                                       Name:   Ulf Holmquist
                                       Title:  President


                                   THE SELLER:

                                   ZEMEX U.S. CORPORATION


                                   By: /s/ Allen Palmiere
                                       ------------------------
                                       Name:   Allen Palmiere
                                       Title:  Vice President


                                   PYRON:

                                   PYRON CORPORATION


                                   By: /s/ Allen Palmiere
                                       ------------------------
                                       Name:   Allen Palmiere
                                       Title:  Vice President


                                   METAL POWDERS:

                                   PYRON METAL POWDERS, INC.


                                   By: /s/ Allen Palmiere
                                       ------------------------
                                       Name:   Allen Palmiere
                                       Title:  Vice President


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